Exhibit 32

CERTIFICATE PURSUANT TO SARBANES-OXLEY ACT SECTION 906

          As required by 18 U.S.C. Section 1350, (as amended by Section 906 of the Sarbanes-Oxley act of 2002), I certify that:

          (1)        The Quarterly Report of Laser Master International, Inc. for the three months ending May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)        The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mendel Klein

Mendel Klein

Chief Executive Officer and Chief Financial Officer

August 15, 2005

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